Exhibit 10.1

FEEL GOLF CO., INC.
2011 EQUITY INCENTIVE PLAN #5

1. Purpose.   The purpose of the plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of FEEL GOLF CO., INC., a California corporation (the “Company”), and its Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of shares of the Company’s Common Stock.  Capitalized terms not defined in the text are defined in Section 20.

2. Shares Subject to the Plan; Per-Person Award Limitation.

2.1. Number of Shares Available.   Subject to Sections 2.2 and 15, the total number of Shares reserved and available for grant and issuance pursuant to the Plan shall be one hundred and twenty million (120,000,000) Shares. Subject to Sections 2.2 and 15, Shares shall again be available for grant and issuance in connection with future Awards under the Plan that: (a) are subject to an Award granted hereunder but are forfeited; or (b) are subject to an Award that otherwise terminates without Shares being issued. Subject to Sections 2.2 and 15, in no event shall the aggregate number of Shares that may be issued pursuant to the Plan exceed one hundred and twenty million (120,000,000) Shares.

2.2. Adjustment of Shares.   In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision or similar change in the capital structure of the Company without consideration, then: (a) the number of Shares reserved for issuance under the Plan; and (b) the number of Shares subject to other outstanding Awards, shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws.

3. Eligibility.

3.1. General.   All Awards set forth herein may be granted to employees, officers, directors, consultants and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company, provided such consultants and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  A person may be granted more than one Award under the Plan.

4. Administration.

4.1. Compensation Board.   The Plan shall be administered by the Board. Any determination made by the Board with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan.

4.2. Board Authority.   Subject to the general purposes, terms and conditions of the Board, the Board shall have full power to implement and carry out the Plan.  The Board may delegate to one or more officers of the Company the authority to make recommendations to grant an Award under the Plan to Participants who are not Insiders of the Company.  The Board shall have the authority to:

(a) Construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b) recommend amendments to the rules and regulations relating to the Plan;

(c) select the persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination, in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g) determine the granting of certain waivers of Plan or Award conditions;

(h) determine the conditions concerning the vesting, exercisability and payment of Awards;

(i) recommend such matters so as to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of the Plan.

5. Payment for Share Purchases.

5.1. Payment.   Payment for Shares purchased pursuant to the Plan may be made in cash (by check) or, where expressly approved for the Participant by the Board and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by transfer of Shares that either (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by Participant in the public market;

(c) by waiver of compensation due or accrued to Participant for services rendered;

(d) by tender of property; or

(e) by any combination of the foregoing.

6. Withholding Taxes Generally.   Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.  Whenever, under the Plan, payments in satisfaction of Awards are to be made in cash, such payment shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

7. Privileges of Stock Ownership.   No Participant shall have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant shall be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company shall be subject to the same restrictions as the Restricted Stock.

8. Transferability.   Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto.  During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award, may be made only by the Participant.

9. Restrictions on Shares.   At the discretion of the Board, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right of first refusal to purchase all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party.

10. Certificates.   All certificates for Shares or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Board may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed.

11. Escrow; Pledge of Shares.   To enforce any restrictions on a Participant’s Shares, the Board may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Board, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Board may cause a legend or legends referencing such restrictions to be placed on the certificates.

12. Exchange and Buy Out of Awards.   The Board, may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards.  The Company may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Company and the Participant shall agree.

13. Securities Laws and Other Regulatory Compliance.   An Award shall not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other Issuance.  Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

14. No Obligation to Employ.   Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

15. Corporate Transactions.

15.1. Assumption or Replacement of Awards by Successor.   In the event of: (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants); (b) a dissolution or liquidation of the Company; (c) the sale of substantially all of the assets of the Company; or (d) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the shareholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), all outstanding Awards may, to the extent permitted by applicable law, be replaced by the successor corporation (if any), with Awards of equivalent value, which replacement shall be binding on all Participants.  In the alternative, substantially similar consideration may be provided to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.

15.2. Other Treatment of Awards.   Subject to any greater rights granted to Participants under the foregoing provisions of this Section 15, in the event of the occurrence of any transaction described in Section 15.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

15.3. Assumption of Awards by the Company.   The Company, from time to time, also may grant Awards identical to awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by granting an Award under the Plan in replacement of such other company’s award. Such replacement shall be permissible if the holder of the replaced award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company grants Awards identical to an award granted by another company, the terms and conditions of such award shall remain unchanged.

16. Adoption.   The Plan shall become effective on the date that it is adopted by the Board (the “Effective Date”). Upon the Effective Date, the Board may grant Awards pursuant to the Plan. After the Company becomes subject to Section 16(b) of the Exchange Act, the Company will comply with the requirements of Rule 16b-3 (or its successor), as amended, with respect to shareholder approval.

17. Term of Plan.   The Plan will terminate ten (10) years from the Effective Date or, if earlier, the date of shareholder approval of the Plan.

18. Amendment or Termination of Plan.   The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan; provided, however, that: (a) the Board shall not, without the approval of the shareholders of the Company, amend the Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, thereunder; and (b) no outstanding Award shall be deemed effected by such amendment without the advance written consent of the Participant(s) holding such outstanding Award(s) at the time of the proposed termination or amendment.

19. Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20. Definitions.   As used in the Plan, the following terms shall have the following meanings:

“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

“Award” means any award under the Plan, including free trading Common Stock and restricted Common Stock.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Board” means the Company’s Board of Directors

“Company” means FEEL GOLF CO., INC., a California corporation, or any successor company.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Board.

“Disinterested Person” means a director who has not, during the period that person is a member of the Board and for one (1) year prior to service as a member of the Board, been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Parent, Subsidiary or Affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(I) (and any successor regulation thereto) as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the SEC.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) If such Common Stock is then quoted on the Nasdaq market, its last reported sale price on the Nasdaq market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c) if such Common Stock is publicly traded but is not quoted on a Nasdaq market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

“Common Stock” means the shares of the Company’s unrestricted Common Stock, par value $0.0001, issuable under the Plan.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under the Plan.

“Plan” means this Feel Golf Co., Inc. Equity Incentive Plan, as amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 15, and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%), or more, of the total combined voting power of all classes of stock in one of the other corporations in such claim.

“Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute.  The Board shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

BOARD SIGNATURES:

/s/Lee Miller
LEE MILLER, Chairman

/s/David Otterbach
DAVID OTTERBACH, Secretary

/s/David Worrell
DAVID WORRELL, Director